UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	001-34768	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 North Loop West, Suite 1200

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the special meeting of shareholders (the “Special Meeting”) of Sterling Bancshares, Inc. (the “Company”), held on May 5, 2011, the Company’s shareholders approved the Agreement and Plan of Merger, as amended, dated as of January 16, 2011 (the “Merger Agreement”) by and among Comerica Incorporated and the Company.

The vote tabulation with respect to the Merger Agreement was: 86,697,984 votes cast “For” the Merger Agreement, 511,392 votes cast “Against” and 539,955 “Abstaining”.

The shareholders of the Company also voted to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies (the “Adjournment Proposal”).

The special meeting was not adjourned to a later date. The vote tabulation with respect to the Adjournment Proposal was: 80,587,707 votes cast “For” the Adjournment Proposal, 6,629,595 votes cast “Against” and 532,030 “Abstaining”.

Item 8.01.	OTHER EVENTS.

On May 5, 2011, the Company issued a news release announcing the results of the Special Meeting. A copy of the news release is attached herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	News Release dated May 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancshares, Inc.

Dated: May 6, 2011	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News Release dated May 5, 2011.